Exhibit 99.1

FOR IMMEDIATE RELEASE
June 11, 2021

Copper Property CTL Pass Through Trust Announces Amendments to Trust Agreement and Management Agreement and Update on Sales of Properties

Jersey City, New Jersey – Copper Property CTL Pass Through Trust (the “Trust”) announced today that it has obtained certificateholder approval to amend its Amended and Restated Pass Through Trust Agreement, dated January 30, 2021 (the “Trust Agreement”), to modify the definition of “Targeted Disposal Period” to extend the sales period for the retail properties to July 31, 2025. In addition, the certificateholders approved amending the Trust Agreement and the Trust’s Management Agreement, dated January 30, 2021, to modify the requirement that Hilco JCP LLC, the manager of the Trust, obtain a broker’s opinion of value for each property on a quarterly basis so long as the manager does not forgo obtaining a broker’s opinion of value for any property for two consecutive quarters. Copies of the amendments can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, located under SEC Filings on the Trust’s website:  www.ctltrust.net.

As previously announced, the Trust has adjusted its marketing and sales strategy to be consistent with these amendments.  The Trust anticipates selling three of its retail properties to Copper Retail JV LLC, the Trust’s tenant (the “Tenant”) pursuant to rights-of-first offer with respect to these properties by the end of the third quarter of this year.  There can be no assurance that such sales to the Tenant will close, however, the Trust expects that there will be substantial interest in these properties in the event that the sales to the Tenant do not close. In addition, the Trust has begun marketing its six warehouse distribution centers for sale and has already received significant interest in these properties.  The Trust’s marketing process for these distribution centers is still in the early stages, but the Trust expects the sales to close by the end of the year.  The Trust has also commenced marketing 25 retail properties containing landlord or tenant options to terminate to investors that are looking to develop these properties instead of operating them on a long-term basis pursuant to the existing master lease.  The Trust has already received strong interest in these retail properties.  There can be no assurance regarding the timing of the closing of the sales of any of these properties or that the prices obtained for the properties will be at prices acceptable to the Trust.

About Copper Property CTL Pass Through Trust
Copper Property CTL Pass Through Trust (the “Trust”) was established to acquire 160 retail properties and 6 warehouse distribution centers (the “Properties”) from J.C. Penney as part of its Chapter 11 plan of reorganization. The Trust’s operations consist solely of owning, leasing and selling the Properties. The Trust’s objective is to sell the Properties to third-party purchasers as promptly as practicable. The Trustee of the trust is GLAS Trust Company LLC. The Trust is externally managed by an affiliate of Hilco Real Estate LLC. The Trust is intended to be treated, for tax purposes, as a liquidating trust within the meaning of United States Treasury Regulation Section 301.7701-4(d). For more information, please visit https://www.ctltrust.net/.

Forward Looking Statement
This news release contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the Trust’s expectations or beliefs concerning future events and stock price performance. The Trust has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Trust believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors, including those discussed in the Trust’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Trust’s filings with the SEC that are available at www.sec.gov. The Trust cautions you that the list of important factors included in the Trust’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this news release may not in fact occur. The Trust undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

CONTACT

Larry Finger | Principal Financial Officer
Copper Property CTL Pass Through Trust
310-526-1707 | lfinger@ctltrust.net

Mary Jensen | Investor Relations
IRRealized, LLC
310-526-1707 | mary@Irrealized.com